EXHIBIT 10(i)



December 1, 1993



Mr. Ira R. Dolich
108 S. Mansfield Boulevard
Cherry Hill, NJ  08034-3613

Dear Ira:

Confirming our discussion, as a result of our restructuring effort, one of the alternatives I am considering includes the reassignment of the tasks associated with the position of Vice President, Quality and Information Services and, therefore, provide you with the option of taking the following early retirement package.

TERMINATION OF EMPLOYMENT
- -------------------------

Under this agreement, your service would terminate December 31, 1993.

TOTAL RETIREMENT BENEFIT
- ------------------------

Your annual benefit payable monthly from January 1, 1994 through May 1, 1997 will be $94,181 and $83,345 thereafter for life. It is composed of the following:

__________________________________________________________________
                                     ANNUAL BENEFIT
SOURCE              1/94-5/95           6/95-5/97      6/97 & LATER

Qualified Plan         ---              $36,920          $36,920
SRIP                   ---               27,197           27,197

Quaker Social
Security Bridge      $10,836            $10,836             ---

Quaker --
Additional Payment    83,345             19,228           19,228
                     -------            -------          -------
TOTAL                $94,181            $94,181          $83,345
__________________________________________________________________

                             Exhibit 10(i) Page

Mr. Ira R. Dolich
December 1, 1993
Page Two


These benefits are explained below:

QUALIFIED PLAN
- --------------

Your January 1, 1994 Quaker Chemical Pension Plan accrued benefit reduced for early retirement at 60 with monthly payments starting
June 1, 1995 is $36,920. You may, of course, choose to start payments on a later date.

SUPPLEMENTAL RETIREMENT INCOME PROGRAM (SRIP)
- ---------------------------------------------

Your January 1, 1994 SRIP accrued annual benefit reduced for early retirement at 60 with monthly payments starting June 1, 1995 is $27,197. If you choose to start Qualified Plan payments on a later date, your SRIP benefit will start on that same later date.

SOCIAL SECURITY BRIDGE
- ----------------------

Additionally, we will provide you with an annual "Social Security Bridge" payment of $10,836 beginning January 1, 1994 until such a time as you turn 62 and are eligible to begin drawing Social Security. If either you or your spouse dies before May 1, 1997, the full unreduced amount will continue to be paid to the survivor until the earlier of the survivor's death and May 1, 1997. No payments go to anyone upon the survivor's death.

ADDITIONAL BENEFIT PAYMENT
- --------------------------

Beginning January 1, 1994, you will receive an additional temporary annual benefit of $83,345 through May 1, 1995, reducing to $19,228 thereafter. These additional payments increase your total payout to an amount equal to your January 1, 1994 accrued benefit plus a temporary payment equal to your estimated age 62 Social Security benefit.

PAYMENT OPTIONS
- ---------------

Except for the Social Security Bridge, the retirement incomes stated in this letter are payable to you as a single life annuity with no further payments to anyone after your death. You may elect to receive your total benefit excluding the Social Security Bridge


                             Exhibit 10(i) Page

Mr. Ira R. Dolich
December 1, 1993
Page Three


as a reduced joint and survivor annuity based on actuarial reduction factors specified in the Qualified Plan.

Irrespective of the payment option you elect to apply to the early retirement benefits described herein, the Qualified Plan's
Qualified Pre-Retirement Survivor Annuity and Qualified Joint and
Survivor Annuity provisions continue to apply to your Qualified
Plan benefits and are, of course, unaffected by the early retirement benefits described herein.

Finally, all of the payments you receive as described herein will be subject to all applicable federal, state, and local withholding and employment tax requirements.

EFFECT OF DEFERRED PAYMENT START DATE
- -------------------------------------

Quaker Chemical Corporation's benefit payment obligation outside the Qualified Plan and SRIP is only for the $10,836 annual Social Security Bridge and the $83,345 Additional Payment reducing to $19,228 June 1, 1995. Thus, if you choose to defer receiving the Qualified Plan and SRIP benefits beyond June 1, 1995, as mentioned above, your total annual retirement benefit from Quaker and its benefit plans is $10,836 + $19,228 = $30,064 beginning June 1, 1995, reducing to $19,228 June 1, 1997.

MEDICAL INSURANCE
- -----------------

You and your family will continue to be covered under Quaker's Medical Insurance Plan -- including surgical, hospitalization, major medical, and dental coverage -- until such time when you turn 65 and are eligible to apply for Medicare benefits. At 65, you will receive medical benefits solely under the terms of the Quaker Retiree Medical Plan in effect December 31, 1993, based on (a) the assumption you are retiring at 65 and (b) the years of service you would have earned had your employment continued to age 65.

LONG-TERM PERFORMANCE INCENTIVE PLAN
- ------------------------------------

You currently are the holder of stock options. Under the Long-Term Performance Incentive Plan approved in 1993, you are entitled to exercise such stock options for three (3) years after the effective date of your retirement (or your death if that should occur first). Stock options awarded under the Long-Term Performance Incentive Plan approved in 1983 shall be exercisable up to the expiration date set forth in the Stock Option Agreement. For Performance Units issued under the 1991 and 1993 programs, you will be eligible to receive a prorated portion of any payout generated by these


                             Exhibit 10(i) Page

Mr. Ira R. Dolich
December 1, 1993
Page Four


plans. Except as described above, further participation in the Employee Stock Purchase Plan will end as of December 31, 1993.

OUTPLACEMENT ASSISTANCE
- -----------------------

Should you so choose, you will be provided executive outplacement assistance to include office space and all support required in your job search.

CONFIDENTIALITY
- ---------------

As a condition of the offer contained in this letter, at all times hereafter, you will keep the terms, the amount, and the existence of this Letter Agreement completely confidential, and you will not hereafter disclose any information concerning this Letter Agreement to anyone except your immediate family, attorney, accountant, or tax advisor, or as otherwise required by law, provided that any such person agrees to keep said information confidential and not disclose it to others.

FULL AGREEMENT
- --------------

This Letter Agreement sets forth the entire understanding between us and can be modified only in writing, signed by each of us. As used throughout, the term "Letter Agreement" refers to this entire document consisting of six (6) pages, including the release.

As consideration for our offer, you will be required to sign the following release which is in customary form.

Ira, please review the early retirement offer carefully. You may wish to consult independent advisors, including legal counsel, and we would encourage you to do so. Cliff or I would be pleased to discuss any questions you may have; however, should you elect not to assume the additional responsibilities we have discussed and, therefore, accept this package, I would need to have your signed agreement no later than twenty-one (21) days after the date of receipt of this letter.

                                   Sincerely,



                                   S. W. W. Lubsen


ACCEPTANCE:


_____________________________
      Ira R. Dolich

                             Exhibit 10(i) Page

             RELEASE OF ALL CLAIMS INCLUDING AGE DISCRIMINATION
                           IN EMPLOYMENT ACT CLAIM


     A. I, IRA R. DOLICH, in consideration of the promises in this letter of December 1, 1993, to which I am not otherwise entitled, do unconditionally release and forever discharge QUAKER CHEMICAL CORPORATION, its affiliated, subsidiary, and related companies, all of their past and present officers, directors, employees, partners, and agents and their respective heirs, executors, personal representatives, successors, and assigns (collectively hereafter "QUAKER"), from any and all causes of action, suits, damages, claims, judgments, debts, duties, accounts, bonds, warrants, contracts, agreements, interest, attorney fees, costs, and expenses whatsoever, in law or in equity, relating to or in connection with my employment or termination of employment by QUAKER, either directly or indirectly, whether known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever, including, but not limited to, any wrongful termination claims, breach of contract claims, estoppel, claims, impairment of economic opportunity, interference with contractual relations, infliction of emotional harm, or any other tort claims, claims of discrimination, claims for benefits, claims for unfair labor practices, claims relating to my hire, employment, or termination of employment by QUAKER, as well as any claims which I may have arising under or in connection with any and all local, state, or federal ordinances, statutes, or common law. The only exclusion from this release provision is a claim that some term of this Letter Agreement has been violated.

     B. Without limiting the scope of Paragraph A, above, of this release, I, IRA R. DOLICH, acknowledge that any right or claim for age discrimination which I may have arising under the Age Discrimination in Employment Act ("ADEA"), or any other law, whether known or unknown, arising out of my hire, employment, or termination of employment with QUAKER, up to and including the date of execution of this Letter Agreement, is hereby released and waived. I acknowledge that I am receiving consideration which is in addition to anything of value to which I otherwise would have been entitled.

     C. I, IRA R. DOLICH, acknowledge that I was advised in writing to consult with an attorney before signing this Letter Agreement and that QUAKER advised me that I had twenty-one (21) calendar days within which to consider this Letter Agreement before signing it.

     D. The waiver and release of my age discrimination claim does not become effective or enforceable until seven (7) days after this Letter Agreement is signed. I understand that I have seven
(7) calendar days after executing this Letter Agreement within which to revoke this Letter Agreement. If the seventh day is a weekend or national holiday, I have until the next business day to revoke.

     E.   I, IRA R. DOLICH, ACKNOWLEDGE THAT I FULLY UNDERSTAND THE


                             Exhibit 10(i) Page

TERMS OF THIS LETTER AGREEMENT INCLUDING THE RELEASE AND THAT I AM ENTERING INTO IT VOLUNTARILY WITHOUT ANY COERCION ON THE PART OF ANY PERSON AND THAT I WAS GIVEN ADEQUATE TIME TO CONSIDER ALL IMPLICATIONS AND TO FREELY AND FULLY CONSULT WITH AND SEEK THE ADVICE OF WHOMEVER I DEEMED APPROPRIATE.

     F. I, IRA R. DOLICH, represent that I have filed no suits, charges, claims, or the like regarding my employment and/or its termination; and I agree that I will not do so at any time hereafter.


I HEREBY AGREE TO AND ACCEPT
THE EARLY RETIREMENT PACKAGE
AND RELEASE:



______________________________
     Ira R. Dolich


Dated:________________________


                             Exhibit 10(i) Page
                                      6